As Filed With the Securities and Exchange Commission on November 30, 2000
                                                   Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            PICK COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

Nevada                            4813                            75-2107261
----------------------      ---------------------           ------------------
(State of  incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)     Identification No.)

                      5225-55 N.W. 87th Avenue, First Floor
                                Miami, FL 33178
                                 (305) 717-1500

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ---------------------------
                     Helge Bornmann, Chief Executive Officer
                      5225-55 N.W. 87th Avenue, First Floor
                                 Miami, FL 33178
                                 (305) 717-1500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------
                                   Copies to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 687-3860
                            Facsimile: (212) 949-7052
                       ----------------------------------
         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                      -----------------------------------
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       -----------------------------------


                                            CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                            Proposed               Proposed
     Title of Each Class                Amount               Maximum                Maximum               Amount of
        of Securities                   to be               Offering               Aggregate            Registration
      to be Registered                Registered         Price Per Share        Offering Price              Fee
      ----------------                ----------         ---------------        --------------              ---
common stock, par value
$0.01 per share                       760,000 (1)            $ 0.437 (2)              $ 332,120            $ 87.68

common stock, par value
$0.01 per share                       150,000 (3)            $  1.00 (4)              $ 150,000            $ 39.60

common stock, par value
$0.01 per share                       200,000 (5)            $ 0.437 (2)              $  87,400            $ 23.07
                                     ------------         --------------          -------------       ------------
Total .................               1,110,000                   -                   $ 569,520            $150.36
                                     ============                                 =============       ============

----------------------

(1) Represents shares of common stock, par value $.01 per share (the "common stock"), of Pick Communications Corp. (the "Company") issued as follows:
     (i) 300,000 shares of common stock issued to Brian Haynes pursuant to a consulting agreement with PickSat, Inc., a subsidiary of the Company ("PickSat"), entered into in May 2000; (ii) 50,000 shares of common stock issued to Milford Communications Partners LLC pursuant to a consulting agreement with PickSat entered into in August 2000; (iii) 100,000 shares of common stock issued to Eugene Carter pursuant to an employment agreement with PickSat entered into in July 2000; (iv) an aggregate 310,000 shares of common stock issued to Helge Bornmann as follows: (a) 150,000 shares issued pursuant to an agreement to perform services as a director, President and Chief Executive Officer of the Company entered into in September 2000 and
     (b) 160,000 shares issued pursuant to a consulting agreement between TubiTec GmbH and PICKSat entered into in June 2000 by which Mr. Bornmann serves as a consultant to PICKSat.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the last sale price reported for the common stock on November 9, 2000.

(3) Represents shares of common stock issuable to Snow Becker Krauss P.C., counsel to the Company, underlying 150,000 options issued in satisfaction of indebtedness.

(4) Pursuant to Rule 457(c) the proposed maximum offering price per share has been calculated based on the price the options may be exercised.

(5) Represents shares of common stock issued as follows: (1) 100,000 shares of common stock issued to Mohammed Al Hussaini; (ii) 50,000 shares of common stock issued to Ali Sahms Aldean Najdi; and (iii) 50,000 shares of common sotck issued to Al Jandool Brides Jewellery Corporation, in satisfaction of advisory fees to the Company.

                            ------------------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory Note

   This Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 is being filed solely for the purpose of adding the language regarding the delay in the effective date of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Miami, State of Florida, on this 30th of November, 2000.

                            PICK Communications Corp.

                            By: /s/ Helge Bornmann
                               --------------------------------------
                               Helge Bornmann
                               President and Chief Executive Officer

Signature                          Title                                    Date

/s/ Helge Bornmann                President and Chief Executive Officer    November 30,2000
---------------------------       (Principal Executive Officer and
Helge Bornmann                    Principal Financial Officer)





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